UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2013
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Travelzoo Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 14, 2013, Travelzoo Inc. (the “Company”) entered into an agreement with 34 states to resolve those states’ claims related to unclaimed property audits. As previously disclosed in the Company’s reports on Form 10-K and Form 10-Q, multiple states have claimed that certain shares of Travelzoo, which were not claimed by former shareholders of Travelzoo.com Corporation following the 2002 merger, were unclaimed property. While the Company disputes the states’ claims, the Company determined that it was in its best interest to resolve the disputes and settle with 34 of the states. The Company expects to record an estimated $22.0 million charge, which will be included in the Company’s financial earnings release for the three months ended September 30, 2013, which is scheduled to be released on October 17, 2013.

The information set forth in Exhibit 10.1 hereto under the heading “Travelzoo Inc. Enters into Multi-State Unclaimed Property Settlement” is incorporated into this Item 1.01 by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date:	October 15, 2013	By:	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer